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                                                                EXHIBIT 10.03.02


                              CONSULTING AGREEMENT

This Agreement is made and entered into as of the 15th day of August, 2001, by and between SALEM COMMUNICATIONS HOLDING CORPORATION ("Client") AND ERIC H. HALVORSON ("Consultant").

     WHEREAS, Client desires to retain Consultant to perform certain consulting services set forth below and Consultant is willing to render such consulting services Client on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1. CONSULTING SERVICES. During the term of this Agreement, Consultant shall devote such time and effort to the affairs of Client as Client and Consultant mutually deem reasonably necessary to fulfill duties for Client consistent with his area of expertise, including advice and services to the Legal Department of Client and such other duties as the Chief Executive Officer of Client may prescribe ("Consulting Services"). The term "Consulting Services," as used herein, shall not mean or refer to services Consultant performs in connection with his regular duties as a member of the Board of Directors of Client. Consultant shall report directly to the Chief Executive Officer of Client.

     2. TERM. This Agreement shall commence on July 1, 2001 and shall continue in full force and effect until terminated by either party upon two (2) weeks prior written notice.

     3. CONSULTING FEES. In consideration of the duties to be performed by Consultant pursuant to this Agreement, Client agrees to pay Consultant TWO HUNDRED SEVENTY-FIVE DOLLARS ($275.00) per hour, which amount shall be paid within thirty (30) days of Client's receipt of Consultant's written invoice. Each invoice shall list specific services rendered and shall provide and accounting of Consultant's time to the nearest one tenth (1/10) of an hour. In addition to the foregoing, Client shall allow Consultant to continue on the medical insurance plans of Client, and Client shall continue to pay the costs thereof, consistent with the amount Client historically paid while Consultant was an employee of Client.

     4. EXPENSES. In addition to the fees described in Section 3 above, within thirty (30) days after receipt of Consultant's invoice, Client shall reimburse Consultant for all reasonable and necessary business expenses incurred by Consultant in the course of performing Consulting Services for Client and which Client approved in advance. Consultant shall keep accurate records and receipts of such expenditures and shall submit such accounts and proof thereof as may be reasonably necessary to establish to the satisfaction of Client that the expenses incurred by Consultant were ordinary and necessary business expenses incurred by Consultant on behalf of Client.

     5. CONFIDENTIALITY. Consultant agrees that he will not disclose to any other party, without the prior written consent of Client, any information or records that Client furnishes Consultant or that Consultant generates in the course of performing the Consulting Services. Consultant further agrees that he shall return to Client all documents, records and similar items containing

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confidential information furnished by Client or which Consultant generated in the course of performing his duties and any and all copies of said documents, records or similar items at such time as this Agreement is terminated, or within a reasonable time thereafter. Notwithstanding any provision in this Agreement to the contrary, the provisions of this Section 5 shall survive the termination of this Agreement.

     6. WORK PRODUCT. Under no circumstances may Consultant use the work product generated pursuant to this Agreement or any other documents of Client for any purpose other than to further the purposes of Client's retention of Consultant, which work product and documents shall be the sole and exclusive property of Client.

     7. INDEPENDENT CONTRACTOR. Client and Consultant acknowledge and agree that in performing the consulting services hereunder, Consultant is acting as an independent contractor and consultant of Client. Nothing contained herein or otherwise shall be construed in such manner as to create the relationship of employer/employee between Client, Consultant and/or any of Client's employees. No party will have the authority to enter into agreements of any kind on behalf of the other or otherwise bind or obligate the other in any manner to any third party. ACCORDINGLY, CONSULTANT UNDERSTANDS THAT CLIENT SHALL NOT WITHHOLD FROM ANY AMOUNTS PAYABLE TO CONSULTANT NOR PAY ANY AMOUNTS NORMALLY WITHHELD OR PAID IN AN EMPLOYEE/EMPLOYER RELATIONSHIP INCLUDING, WITHOUT LIMITATION, SOCIAL SECURITY, FEDERAL TAXES, STATE TAXES, UNEMPLOYMENT INSURANCE, DISABILITY INSURANCE OR WORKER'S COMPENSATION INSURANCE.

     8. PERSONAL CONDUCT. Consultant agrees promptly and faithfully to comply with all policies, requirements, directions, requests and rules and regulations of Client. Consultant further agrees to conform to all laws and regulations including, without limitation, the rules and regulations of the Federal Communications Commission, and not at any time to commit any act or become involved in any situation or occurrence tending to bring Client, its subsidiaries or affiliated entities into public scandal, ridicule or which will reflect unfavorably on the reputation of Client, its subsidiaries or affiliated entities.

     9. WORK FOR HIRE. Consultant hereby agrees that any creative services for the Client will be undertaken in the capacity of an "employee for hire" as is defined under the United States Copyright Act and that all results of his work for the Client pursuant to this Agreement, including, by way of example, the development of programs, themes, titles and characters, and such other intellectual property as may be created in connection herewith, shall be the sole and exclusive property of the Client.

     10. ASSIGNMENT. The parties acknowledge that this Agreement is one for the personal services of Consultant and shall not be assigned by either party hereto.

     11. MISCELLANEOUS. This Agreement and all questions of its interpretation, performance, enforceability, and the rights and remedies of the parties hereto shall be determined in accordance with the laws of the State of California.

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     12. FORUM SELECTION. Consultant agrees that any dispute of any kind arising out of or relating to this Agreement, other than for equitable enforcement of Sections 5 and 6, above, shall be submitted to final, conclusive and binding arbitration before and according to the rules then prevailing of, at the election of Consultant, Christian Conciliatory Services or the American Arbitration Association, in Ventura County, California. The results of any such arbitration proceeding shall be final and binding both upon Client and upon Consultant, and shall be subject to judicial confirmation as provided by the Federal Arbitration Act or other applicable law. Notwithstanding the foregoing, Consultant agrees that Client may seek equitable enforcement of Sections 5 and 6 of this Agreement in any court with competent jurisdiction, without obligation to prove actual damages or to post bond or other security.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


CLIENT:

SALEM COMMUNICATIONS HOLDING CORPORATION


By: /s/ EDWARD G. ATSINGER III
    --------------------------
    Edward G. Atsinger III
    Chief Executive Officer


CONSULTANT:

/s/ ERIC H. HALVORSON
-----------------------------
    Eric H. Halvorson

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